Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of August 3, 2018, is entered into by and among Revolution Lighting Technologies, Inc., a Delaware corporation (the “Company”) and Aston Capital, LLC, a Delaware limited liability company (“Aston”).

RECITALS

WHEREAS, the Company has issued a promissory note, dated June 30, 2018 (the “June 2018 Note”), in favor of Aston in the original principal amount of $17,728,342.88, and as of the date hereof, the accrued interest thereon is $148,626 (the “June 2018 Note Accrued Interest”); and

WHEREAS, Aston has agreed to exchange the June 2018 Note Accrued Interest and $3,195,374 of the principal amount of the June 2018 Note (the “Designated June 2018 Note Principal Amount”) for 1,100,000 shares ( the “Exchange Shares”) of the Company’s Common Stock, par value $0.001 per share.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions set forth herein, the parties hereto hereby agree as follows:

Section 1. Conversion of June 2018 Designated Outstanding Note Obligations

(a) Aston, effective as of the date hereof (the “Closing Date”) and subject to the satisfaction of the conditions set forth herein, hereby agrees to exchange, and accept as payment in full from the Company in respect of, the June 2018 Note Accrued Interest and the Designated June 2018 Note Principal Amount 1,100,000 shares of Common Stock. The Company shall (i) issue and deliver to Aston or its designees one or more stock certificates representing all of the Exchange Shares, registered in the names designated by Aston on the date hereof and bearing the legend specified in Section 3(e) hereof and (ii) issue in replacement of the June 2018 Note an amended and restated note in the principal amount of $14,532,968.88, in the form of Exhibit A hereto (the “Amended and Restated Note”).

(b) The parties acknowledge that the Exchange Shares shall be issued to Aston or its designees in satisfaction and exchange of the June 2018 Note Accrued Interest and in exchange for the retirement in full of $3,195,374 of principal amount of the June 2018 Note, in each case without the payment of any additional consideration.

Section 2. The Company’s Representations and Warranties. The Company hereby represents and warrants to, and covenants with Aston as follows:

(a) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, the term “Material Adverse Effect” means: (a) a material adverse effect on the condition (financial or otherwise), properties, assets (including intangible assets), business, operations or results of operations of the Company and its subsidiaries, taken as a whole, or (b) a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

(b) Issuance, Sale and Delivery of the Exchange Shares. When issued, delivered and paid for in accordance with the terms hereof, the Exchange Shares will be duly authorized, validly issued, fully paid and nonassessable and shall be free and clear of all liens, claims, encumbrances and restrictions, except as imposed by applicable securities laws. No further approval or authorization of the Board of Directors of the Company (the “Board”) will be required for the issuance and sale of the Exchange Shares to be sold by the Company pursuant to the terms hereof.

(c) Due Execution, Delivery and Performance of the Transaction Documents. The Company has full legal right, corporate power and authority to authorize, execute and deliver this Agreement and the Amended and Restated Note (all such agreements and documents are collectively referred to herein as the “Transaction Documents”), perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents, the performance of the Company’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company. The execution and performance of the Transaction Documents by the Company and the consummation of the transactions therein contemplated will not (i) violate any provision of the organizational documents of the Company, (ii) result in the creation of any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, restriction, adverse claim, interference or right of third party of any nature upon any material assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any material agreement, commitment, undertaking, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument of any nature to which the Company or the Subsidiary is a party or by which the Company or its properties, or the Subsidiary or the Subsidiary’s properties, may be bound or affected, or (iii) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental or quasi-governmental body applicable to the Company or the Subsidiary or any of their respective properties. No consent, approval, authorization, order, filing with, or action by or in respect of any court, regulatory body, administrative agency or other governmental or quasi-governmental body is required for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, other than such as have been made or obtained and except for compliance with the Blue Sky laws, federal securities laws and NASDAQ rules applicable to the issuance of the Exchange Shares. Upon their execution and delivery, and assuming the valid execution thereof by Aston, the Transaction Documents will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) Board Approval. The Board has duly delegated the approval of the Transaction Documents and the consummation of the transactions contemplated thereby (including the issuance of the Exchange Shares) to the Audit Committee of the Board (the “Audit Committee”). The Audit Committee has, as of the date of this Agreement, approved the issuance of the Exchange Shares and the consummation of the transactions contemplated hereby.

(e) Valid Offering. Assuming the representations and warranties of Aston contained herein are true and complete, the offer, exchange, and issuance of the Exchange Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and will have been registered or qualified (or are exempt from registration and qualification) under the registration or qualification requirements of all applicable state securities laws. Neither the Company nor any Person acting on its behalf will knowingly take any action that would cause the loss of any such exemption. For purposes of this Agreement, the term “Person” shall mean any individual, partnership, company, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

Section 3. Aston’s Representations and Warranties. Aston hereby represents and warrants to, and covenants with, the Company, in each case with respect to itself only, as follows:

(a) Investment Representations and Covenants. Aston represents and warrants to, and covenants with, the Company that: (i) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities including the Exchange Shares it is receiving hereunder; (ii) it is acquiring the Exchange Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Exchange Shares or any arrangement or understanding with any other persons regarding the distribution of such Exchange Shares within the meaning of Section 2(11) of the Securities Act; (iii) it will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Exchange Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; and (iv) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. It understands that its acquisition of the Exchange Shares has not been registered under the Securities Act or registered or qualified under any state securities laws in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of its investment intent as expressed herein.

(b) Authorization; Validity of Transaction Documents. Aston represents and warrants to, and covenants with, the Company that (i) it has full right, power, authority and capacity to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby and has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party, and (ii) upon the execution and delivery of the Transaction Documents to which it is a party, assuming the valid execution thereof by the Company and the other parties thereto, the Transaction Documents to which it is a party shall constitute valid and binding obligations of Aston enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) No Conflict. The execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby by Aston will not result in any violation of, be in conflict with or constitute a default under, any law, statute, regulation, ordinance, material contract or agreement, instrument, judgment, decree or order to which Aston is a party or by which it is bound, except as would not reasonably be expected to have a material adverse effect on the ability of Aston to consummate the transactions contemplated hereby.

(d) No Legal, Tax or Investment Advice. Aston understands that nothing in the Transaction Documents, the forms, reports and documents filed with the Securities and Exchange Commission or any other materials presented to Aston in connection with the exchange for the Exchange Shares constitutes legal, tax or investment advice. Aston has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its exchange for the Exchange Shares. Aston acknowledges that it has not relied on any representation or warranty from the Company or any other Person in making its investment or decision to invest in the Company, except as expressly set forth in this Agreement.

(e) Restrictive Legend. Aston understands that, until such time as a registration statement covering the Exchange Shares has been declared effective or the Exchange Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Exchange Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

Section 4. Covenants.

(a) General.

(i) At and from time to time after the consummation of the transactions contemplated hereby (the “Closing”), at the request of any party hereto, the other parties shall execute and deliver such additional certificates, instruments, and other documents and take such other actions as such party may reasonably request in order to carry out the purposes of this Agreement.

(ii) Each party hereto shall promptly inform the other party of any communication from any regulatory body, agency, court, tribunal or governmental or quasi-governmental entity, foreign or domestic (“Governmental Entity”) regarding any of the transactions contemplated by this Agreement. If any party or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity in respect of the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

(b) Nasdaq Matters. The Company shall comply with all requirements of the Financial Industry Regulatory Authority (“FINRA”) with respect to the issuance of the Exchange Shares. The Company shall take all necessary actions, including without limitation, complying with all requirements of FINRA and providing appropriate notice to NASDAQ with respect to the Exchange Shares in order to obtain the listing of the Exchange Shares on the NASDAQ Capital Market as soon as reasonably practicable.

Section 5. Survival. The representations and warranties contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the eighteen (18) month anniversary of the Closing and any investigation or finding made by or on behalf of Aston or the Company; provided that the representations and warranties in Sections 2(a), (b) and (c) shall survive indefinitely or until the latest date permitted by law. The covenants and agreements contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely or for the shorter period explicitly specified herein or therein. Notwithstanding the preceding sentences, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

Section 6. Broker’s Fee. Each of the parties hereto hereby represents to the other that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the transactions contemplated hereby.

Section 7. Assignment. This Agreement and the rights and obligations hereunder shall not be assigned, delegated, or otherwise transferred (whether by operation of law, by contract, or otherwise) without the prior written consent of the other parties hereto. The Company shall execute such acknowledgements of such assignments and collateral assignments in such forms as the other parties may from time to time reasonably request. Any attempted assignment, delegation, or transfer in violation of this Section 7 shall be void and of no force or effect.

Section 8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a) if to the Company, to:

Revolution Lighting Technologies, Inc.

177 Broad Street

Stamford, CT 06901

Attention: President

Telecopy No.: (204) 504-1150

or to such other person at such other place as the Company shall designate in writing; and

(b) if to Aston, to:

Aston Capital, LLC

c/o RVL I, LLC

177 Broad Street

Stamford, CT 06901

Attention: Robert V. LaPenta

or at such other address as may have been furnished to the Company in writing.

Section 9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by each of the parties hereto.

Section 10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The submission of a signature page transmitted by facsimile (or other electronic transmission, including pdf) shall be considered as an “original” signature page for purposes of this Agreement.

Section 12. Entire Agreement. This Agreement, the attached Exhibits and Schedules, and the other agreements, documents and instruments contemplated hereby and referenced herein contain the entire understanding of the parties, and there are no further or other agreements or understanding, written or oral, in effect between the parties relating to the subject matter hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Exchange Agreement has been executed and delivered as of the date and year first above written by the undersigned, or a duly authorized officer or representative thereof, as the case may be.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ James A. DePalma
Name: James A. DePalma
Title: Chief Financial Officer

ASTON CAPITAL, LLC

By:	/s/ Robert V. LaPenta, Jr.
Name: Robert V. LaPenta, Jr.
Title: Partner

Exhibit A

Execution Version

AMENDED AND RESTATED PROMISSORY NOTE

$14,532,968.88	August 3, 2018

Revolution Lighting Technologies, Inc., a Delaware corporation (“Maker”), hereby promises to pay to the order of Aston Capital, LLC (“Lender”), its successors and assigns, in lawful money of the United States of America, the sum of FOURTEEN MILLION FIVE HUNDRED THIRTY TWO THOUSAND NINE HUNDRED SIXTY EIGHT DOLLARS AND EIGHTY EIGHT CENTS ($14,532,968.88), together with accrued and unpaid interest thereon, at the rate or rates set forth below on July 20, 2020 (the “Maturity Date”).

The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to nine percent (9%), calculated on the basis of a 365 day year and the actual number of days elapsed. All payments on this Promissory Note shall be applied first in payment of accrued interest and any remainder in payment of principal. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note.

The principal amount of this Promissory Note plus all accrued and unpaid interest thereon shall be payable in full on the Maturity Date.

This Promissory Note may be prepaid in whole or in part at any time, together with all accrued and unpaid interest thereon, without premium or penalty.

In the event that Maker (a) shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of or interest on this Promissory Note, (b) assigns this Promissory Note or Maker’s obligations hereunder without the prior written consent of Lender or (c) shall have breached any representation or warranty set forth herein, then Lender may declare all obligations (including without limitation, outstanding principal and accrued and unpaid interest thereon) under this Promissory Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In the event that (i) Maker shall (A) generally not, or shall become unable to, or shall admit in writing its inability to, pay its debts as such debts become due; (B) make an assignment for the benefit of creditors; (C) apply for or consent to the appointment of a custodian, receiver, trustee, sequestrator, conservator or similar official for it or a substantial part of its assets; (D) voluntarily commence any proceeding or file any petition seeking relief under any federal, state or foreign bankruptcy, insolvency, receivership, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar law or statute, whether now or hereafter in effect; (E) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (ii) below; (F) file an answer admitting the material allegations of a petition filed against it in any such proceeding; or (G) take any action for the purpose of effecting any of the foregoing or (ii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (x) relief in respect of Maker, or of a substantial part of the property or assets of Maker, under any federal, state or foreign bankruptcy, insolvency, receivership, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar law or statute, whether now or hereafter in effect, (y) the appointment of a custodian, receiver, trustee, sequestrator, conservator or similar official for Maker or a substantial part of any Maker’s assets, or (z) the winding up or liquidation of Maker; and any such proceeding or petition contemplated under this clause (ii) shall continue undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered, then, upon the occurrence of any event contemplated in clause (i) or (ii) above, without any further action or notice on the part of Lender, all outstanding amounts under this Promissory Note shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Maker.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Promissory Note. The Maker shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses.

This Promissory Note shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of Delaware, without regard to principles of conflict of laws.

This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the permitted successors and assigns of the Maker and inure to the benefit of the Lender and its successors, endorsees and assigns. This Promissory Note shall not be transferred without the express written consent of Lender, provided that if Lender consents to any such transfer or if notwithstanding the foregoing such a transfer occurs, then the provisions of this Promissory Note shall be binding upon any successor to Maker and shall inure to the benefit of and be extended to any holder thereof.

This Promissory Note amends, restates and supersedes in all respects the Promissory Note dated June 30, 2018 and any previous amendments thereto.

The Maker has the ability to obtain additional short-term advances from the Lender. In the event that the Maker obtains such advances, and amounts are not repaid by the Maker to the Lender with 90 days of receipt of the advance, the Promissory Note may be amended to include unpaid amounts at the Maker’s discretion.

The Lender has the ability to provide collateral, subject to approval by the Audit Committee of the Maker, payable in cash. If the Lender provides collateral to the Maker, the Lender has the ability to charge the Maker a market rate fee for such services, as approved by the Audit Committee of the Maker. If any such fee is not permitted to be paid in cash by any of the Maker’s existing financing agreements, such fee may be paid in shares of the Maker’s common stock.

IN WITNESS WHEREOF, this Promissory Note has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

REVOLUTION LIGHTING TECHNOLOGIES, INC. (“MAKER”)

By:
Name:
Title:

Address: 177 Broad Street
12th Floor
Stamford, CT 06901

ASTON CAPITAL, LLC (“LENDER”)

By:
Name:
Title: